Exhibit 99.1

NEC Completes Acquisition of CSG Systems; Netcracker to Lead Combined Business

Customers Will Benefit From an Enhanced Portfolio

Supporting Innovative Business Models, AI-Driven Operations

and Superior Digital Experiences

WALTHAM, MA and TOKYO, JAPAN — May 14, 2026, EDT / May 15, 2026, JST — NEC Corporation, with its wholly owned subsidiary Netcracker Technology, announced today the completion of its acquisition of CSG Systems International, Inc., a U.S.-based provider of software solutions for telecommunications, broadband and digital service providers. The transaction brings together two highly complementary organizations, resulting in a stronger global software business with expanded capabilities across customer engagement, monetization, operations, AI-driven automation and cloud-native platforms. Following the closing, Netcracker will assume responsibility for the operations and integration of CSG, while NEC will support the combined organization through governance, strategic direction and global resources.

Andrew Feinberg has been appointed Chairman and Chief Executive Officer of the combined organization. Under his leadership, Netcracker will integrate CSG’s capabilities and accelerate the development of a unified, AI-driven digital portfolio.

CSG has built a strong customer base through its leadership in business support systems, as well as customer experience and payment solutions across telecom and other industries, including financial services and healthcare. Netcracker is a global leader in digital BSS and OSS solutions, AI-driven automation and cloud-native platforms. Together, the combined business brings complementary strengths in technology, customer segments and geographic reach.

The integration of CSG with Netcracker will result in a more comprehensive and unified digital platform, enabling customers to manage the full lifecycle of digital services and increasingly leverage AI-driven capabilities to automate and optimize key business decisions. The combined portfolio is designed to support service providers as they evolve toward more agile, AI-driven and cloud-native business models, while maintaining the scale, stability and security required for mission-critical environments.

◾ Netcracker Technology Corp.	◾ University Office Park III	◾ 95 Sawyer Road	◾ Waltham, MA 02453

 NEC Completes Acquisition of CSG Systems; Netcracker to Lead Combined Business

“This acquisition represents an important step toward strengthening NEC’s global digital services business,” said Takayuki Morita, President and CEO at NEC Corporation. “By bringing together Netcracker and CSG, we are enhancing our ability to deliver integrated, end-to-end solutions that support our customers’ growth and long-term transformation. NEC will continue to support the combined business through our global technology leadership, customer relationships and management resources.”

“This is a significant milestone for our customers and our organization,” said Andrew Feinberg, Chairman and Chief Executive Officer at Netcracker. “We are creating one of the industry’s most complete digital platforms, connecting customer engagement, monetization and operations in a single environment. This allows our customers to operate more efficiently, adapt faster and increasingly leverage AI to make better decisions across their business. Together, we are well positioned to support the industry’s shift toward more integrated and intelligent operating models.”

The combined organization will benefit from NEC’s global scale and technology leadership, while expanding opportunities to deliver extensive value across the broader customer base. Customers will gain access to an enhanced portfolio of solutions that supports innovation, operational efficiency and the development of new digital business models.

NEC, Netcracker and CSG will ensure continuity of service and support for all customers while progressively integrating capabilities to deliver additional value over time.

About Netcracker Technology

Netcracker Technology, a wholly owned subsidiary of NEC Corporation, helps service providers around the world transform and grow in the digital economy. For more than three decades, our innovative AI-native digital platforms, value-focused services and unmatched delivery track record have enabled customers to modernize operations, improve customer experience and accelerate growth. With leadership in key areas including AI-driven operations, monetization, customer engagement, automation, 5G and industry-specific solutions, Netcracker helps service providers accelerate their telco to techco evolution and achieve sustainable business value. To learn more, visit www.netcracker.com.

About NEC

The NEC Group leverages technology to create social value and promote a more sustainable world where everyone has the chance to reach their full potential. NEC Corporation was established in 1899. Today, the NEC Group’s approximately 110,000 employees utilize world-leading AI, security, and communications technologies to solve the most pressing needs of customers and society. For more information, please visit https://www.nec.com.

◾ Netcracker Technology Corp.	◾ University Office Park III	◾ 95 Sawyer Road	◾ Waltham, MA 02453

 NEC Completes Acquisition of CSG Systems; Netcracker to Lead Combined Business

Media Contact

Anita Karvé

Netcracker Technology

MediaGroup@Netcracker.com

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◾ Netcracker Technology Corp.	◾ University Office Park III	◾ 95 Sawyer Road	◾ Waltham, MA 02453
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